Exhibit 10.1

FORM OF

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of [•], 2023, by and among Aeries Technology, Inc., a Cayman Islands exempted company limited by shares (the “Corporation”), Aeries Technology Group Business Accelerators Private Limited, an Indian private company limited by shares, with company registration number U74999MH2014PTC257474 (together with any successor thereto, “Aeries”), Aark Singapore Pte. Ltd., a Singapore private company limited by shares, with company registration number 200602001D (“AARK”), the shareholders listed on the signature page hereto (each a “Shareholder” and together, the “Shareholders”), and Shareholder’s Qualified Transferees (as defined below) as such Qualified Transferees may become holders of Sub Shares (as defined below).

WHEREAS, pursuant to that certain Business Combination Agreement dated as of March 11, 2023, by and among the Corporation, AARK and WWAC Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned Subsidiary of the Corporation (the “Business Combination Agreement”), the parties hereto desire to provide for the exchange of Sub Shares held by the Shareholders for shares of the Corporation.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1 Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Business Combination Agreement. As used herein, the following terms shall have the following meanings:

“AARK” has the meaning set forth in the preamble of this Agreement.

“AARK Ordinary Share” means an ordinary share in the capital of AARK, par value SGD1.00 per share.

“Action” means any charge, claim, action, complaint, petition, investigation, audit, inquiry, appeal, suit, litigation, lawsuit, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

“Aeries” has the meaning set forth in the preamble of this Agreement.

“Aeries Share” means an ordinary share in the capital of Aeries, par value of INR 10 per share.

“Appraiser FMV” means the fair market value of a share of Class A Ordinary Shares as determined by an independent appraiser mutually agreed upon by the Corporation and the relevant Exchanging Member, with such agreement on selection of such independent appraiser not to be unreasonably withheld, delayed or denied by any party, whose determination shall be final and binding for those purposes for which Appraiser FMV is used in this Agreement. Appraiser FMV shall be the fair market value determined without regard to any discounts for minority interest, illiquidity or other discounts. The cost of any independent appraisal in connection with the determination of Appraiser FMV in accordance with this Agreement shall be borne by the Corporation.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, India and Cayman Islands are authorized or required by Law to close.

“Call Exchange” has the meaning set forth in SECTION 2.1(a) of this Agreement.

“Call Notice” has the meaning set forth in SECTION 2.1(b) of this Agreement.

“Cash Exchange Class A 5-Day VWAP” means the arithmetic average of the VWAP for each of the five consecutive Trading Days ending on the Exchange Date.

“Cash Exchange Payment” means with respect to a particular Call Exchange for which the Corporation has elected to make a Cash Exchange Payment in accordance with SECTION 2.1 of this Agreement or a particular Put Exchange for which the Shareholder has elected to receive a Cash Exchange Payment (and such Cash Exchange Payment is capable of being made) in accordance with SECTION 2.2 of this Agreement:

(a) if the Class A Ordinary Shares trade on a National Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of: (i) the number of Class A Ordinary Shares that would have been received by the Exchanging Member in the Exchange for that portion of the Exchanged Shares subject to the Exchange set forth in the Exchange Notice if the Corporation had paid the Stock Exchange Payment with respect to such number of Exchanged Shares, and (ii) the Cash Exchange Class A 5-Day VWAP; or

(b) if Class A Ordinary Shares are not then traded on a National Securities Exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (i) the number of Class A Ordinary Shares that would have been received by the Exchanging Member in the Exchange for that portion of the Exchanged Shares subject to the Exchange set forth in the Exchange Notice the Corporation had paid the Stock Exchange Payment with respect to such number of Exchanged Shares, and (ii) the Appraiser FMV of one share of Class A Ordinary Shares that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, in the capital of the Corporation.

“Corporation” has the meaning set forth in the preamble of this Agreement.

“Corporation Governing Documents” means the Memorandum and Articles of Association of the Corporation, on the date hereof, as such documents maybe amended from time to time.

“Corporation Offer” has the meaning set forth in SECTION 2.7 of this Agreement.

“EBITDA” means earnings before interest, Taxes, depreciation and amortization.

“Exercise Conditions” means the satisfaction of the conditions as set forth on Exhibit C.

“Exchange” has the meaning set forth in SECTION 2.2(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended.

“Exchange Blackout Period” means (a) any “black out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Exchanging Member is subject (or will be subject at such time as it owns Class A Ordinary Shares), which period restricts the ability of such Exchanging Member to immediately resell Class A Ordinary Shares to be delivered to such Exchanging Member in connection with a Stock Exchange Payment and (b) the period of time commencing on (x) the date of the declaration of a dividend by the Corporation and ending on the first day following (y) the record date determined by the board of directors of the Corporation with respect to such dividend declared pursuant to clause (x), which period of time shall be no longer than 10 Business Days; provided that in no event shall an Exchange Blackout Period which respect to clause (b) of the definition hereof occur more than four times per calendar year.

“Exchange Date” means the date that is two (2) Business Days after the date the Exchange Notice is given pursuant to SECTION 2.2(b) of this Agreement or the Call Notice is given pursuant to SECTION 2.1(b) of this Agreement.

“Exchange Notice” has the meaning set forth in SECTION 2.2(b) of this Agreement.

“Exchange Notice Period” means, for each fiscal quarter, the period commencing on the first Business Day after the day on which the Corporation releases its earnings for the prior fiscal period, beginning with the first such date that falls on or after the waiver or expiration of any contractual lock-up period relating to the shares of the Corporation that may be applicable to a Shareholder and ending on the commencement of the next Exchange Blackout Period thereafter.

“Exchange Rate” means, at any time, the number of Class A Ordinary Shares for which an Exchanged Share is entitled to be exchanged at such time. The Exchange Rate shall be 14.28 in the case of Aeries Shares and 2,227 in the case of AARK Ordinary Shares, in each case, subject to adjustment pursuant to SECTION 2.5 of this Agreement.

“Exchanged Shares” means any Sub Shares to be Exchanged for the Cash Exchange Payment or Stock Exchange Payment, as applicable, on the applicable Exchange Date.

“Exchanging Member” means, with respect to any Exchange, the Shareholder exchanging Sub Shares pursuant to SECTION 2.1(a) or SECTION 2.2(a) of this Agreement.

“Governmental Authority” means any U.S. federal, state, provincial, municipal, local or non-U.S. government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“HSR Act” has the meaning set forth in SECTION 2.1(d) of this Agreement.

“Holder” means and includes the Shareholder and his/her/its successors and assigns.

“Law” means any federal, state, local or municipal constitution, treaty, statute, law, act, rule, regulation, code, ordinance, determination, guidance, principle of common law, judgment, decree, injunction, administrative interpretation, sub-regulatory guidance, writ, directive, or Governmental Orders of, or issued by, applicable Governmental Authorities.

“National Securities Exchange” means a securities exchange that has registered with the SEC under Section 6 of the Exchange Act.

“Person” means any individual, estate, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

“Put Exchange” has the meaning set forth in SECTION 2.2(a) of this Agreement.

“Qualified Transferee” means permitted transferee under the applicable Sub Governing Documents.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholder” means each holder of one or more Sub Shares as of the date of this Agreement, any Qualified Transferee thereof that may from time to time become a party to this Agreement in accordance with SECTION 3.1 of this Agreement and any of their respective successors and assigns, in each case, only for so long as such Person holds Sub Shares.

“Stock Exchange Payment” means, with respect to the portion of any Exchange for which a Cash Exchange Payment is not made by the Corporation, a number of Class A Ordinary Shares equal to the product of the number of Exchanged Shares multiplied by the applicable Exchange Rate.

“Sub” means and includes Aeries and AARK, as applicable.

“Sub Governing Documents” means the Memorandum and Articles of Association of Aeries or AARK, as applicable, on the date hereof, as such documents maybe amended from time to time.

“Sub Shares” means the Aeries Shares and/or AARK Ordinary Shares held by the Shareholder on the date hereof or hereafter acquired by the Shareholder.

“Trading Day” means a day on which the Nasdaq Global Market or such other principal United States securities exchange on which the Class A Ordinary Shares are listed or admitted to trading and is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“VWAP” means the daily per share volume-weighted average price of Class A Ordinary Shares on the Nasdaq Global Market or such other principal United States securities exchange on which Class A Ordinary Shares are listed, quoted or admitted to trading, as displayed under the heading “Bloomberg VWAP” on the Bloomberg page designated for Class A Ordinary Shares (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, (a) the per share volume- weighted average price of a share of Class A Ordinary Shares on such Trading Day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Ordinary Shares, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose).

ARTICLE II

SECTION 2.1 Call Exchange Procedure.

(a) From and after April 1, 2024, and subject to the satisfaction of the Exercise Conditions, the Corporation shall have the right, but not the obligation, from time to time, upon the terms and subject to the conditions herein, to exercise an option to purchase from any Shareholder, (i) with respect to the Aeries Shares, a minimum of the lesser of (A) 5,000 Aeries Shares (which minimum shall be equitably adjusted in accordance with any adjustments to the Exchange Rate) and (B) the total number of Aeries Shares then owned by such Shareholder and (ii) with respect to the AARK Ordinary Shares, the lesser of (A) 500 shares of the AARK Ordinary Shares (which minimum shall be equitably adjusted in accordance with any adjustments to the Exchange Rate) or (B) the total number of AARK Ordinary Shares held by the Shareholder in exchange for the delivery of the Stock Exchange Payment or, at the election of the Corporation, the Cash Exchange Payment, as applicable (such exchange, a “Call Exchange”). The Cash Exchange Payment may only be elected in the event approval from the Reserve Bank of India is not obtained for a Stock Exchange Payment and provided the Corporation has reasonable cash flow to be able to pay the Cash Exchange Payment and such Cash Exchange Payment would not be prohibited by any then outstanding debt agreements or arrangements of the Corporation or any of its Subsidiaries. In the event of a Cash Exchange Payment, the Corporation may at its option sell the Sub Shares tendered by the Shareholder in the market and make such Cash Exchange Payment to the Shareholder. In the event that the market value of the Exchanged Shares on the date of sale by the Corporation is different than the Cash Exchange Payment, the difference in value is to the benefit or detriment of the Corporation.

(b) The Corporation shall exercise its right to make a Call Exchange as set forth in SECTION 2.1(a) above by delivering to the Shareholder in accordance with SECTION 3.2 of this Agreement an irrevocable written election of exchange in respect of the Sub Shares to be exchanged substantially in the form of Exhibit A-1 hereto (a “Call Notice”) during the Exchange Notice Period preceding the desired Exchange Date.

(c) Within five (5) Business Days of any Call Notice, the Corporation shall make the Call Exchange in Stock Exchange Payment or Cash Exchange Payment, as specified in the Call Notice, after withholding Taxes, if any, pursuant to SECTION 2.4(c) of this Agreement. The Corporation (or its Affiliate or agent, as applicable) shall thereafter within five (5) Business Days deposit the Taxes withheld, if any, with the appropriate taxing authority for credit against Taxes due from the Exchanging Member and provide to the Exchanging Member evidence satisfactory to the Exchanging Member of such deposit. The Corporation shall use commercially reasonable efforts to provide an Exchanging Member with any information and other assistance reasonably requested by the Exchanging Member to enable such Exchanging Member to file or complete his tax returns, or secure any exemptions, reductions or refunds of Taxes relating to the Call Exchange.

(d) Notwithstanding anything to the contrary contained in this Agreement, if, in connection with an Exchange in accordance with SECTION 2.1 of this Agreement, a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), then the Exchange Date with respect to all Exchanged Shares which would be exchanged into Class A Ordinary Shares resulting from such Exchange shall be delayed until the earlier of (i) such time as the required filing under the HSR Act has been made and the waiting period applicable to such Exchange under the HSR Act shall have expired or been terminated or (ii) such filing is no longer required, at which time such Exchange shall automatically occur without any further action by the holders of any such Exchanged Shares. Each of the Shareholders and the Corporation agree to promptly take all actions required to make such filing under the HSR Act and the filing fee for such filing shall be paid by the Corporation.

SECTION 2.2 Put Exchange Procedure.

(a) From and after April 1, 2024, and subject to the satisfaction of the Exercise Conditions, each Shareholder shall be entitled at his, her or its own discretion, independent of the other Shareholders, from time to time, upon the terms and subject to the conditions herein, to transfer, (i) with respect to the Aeries Shares, a minimum of the lesser of (A) 5,000 Aeries Shares (which minimum shall be equitably adjusted in accordance with any adjustments to the Exchange Rate) and (B) the total number of Aeries Shares then owned by such Shareholder and (ii) with respect to the AARK Ordinary Shares, the lesser of (A) 500 shares of the AARK Ordinary Shares (which minimum shall be equitably adjusted in accordance with any adjustments to the Exchange Rate) or (B) the total number of AARK Ordinary Shares held by the Shareholder, to the Corporation in exchange for the delivery of the Stock Exchange Payment or, at the election of the Shareholder, the Cash Exchange Payment, as applicable (such exchange, a “Put Exchange” and together with the Call Exchange, each an “Exchange”). The Cash Exchange Payment may only be elected in the event approval from the Reserve Bank of India is not obtained for a Stock Exchange Payment and provided the Corporation has reasonable cash flow to be able to pay the Cash Exchange Payment and such Cash Exchange Payment would not be prohibited by any then outstanding debt agreements or arrangements of the Corporation or any of its Subsidiaries. In the event of a Cash Exchange Payment, the Corporation may at its option sell the Sub Shares tendered by the Shareholder in the market and make such Cash Exchange Payment to the Shareholder. In the event that the market value of the Exchanged Shares on the date of sale by the Corporation is different than the Cash Exchange Payment, the difference in value is to the benefit or detriment of the Corporation.

(b) A Shareholder shall exercise his, her or its right to make a Put Exchange as set forth in SECTION 2.2(a) above by delivering to the Corporation in accordance with SECTION 3.2 of this Agreement an irrevocable written election of exchange in respect of the Sub Shares to be exchanged substantially in the form of Exhibit A-2 hereto (an “Exchange Notice”) during the Exchange Notice Period preceding the desired Exchange Date.

(c) Within five (5) Business Days of any Exchange Notice, the Corporation shall make the Put Exchange in Stock Exchange Payment or Cash Exchange Payment, as specified in the Exchange Notice, after withholding Taxes, if any, pursuant to SECTION 2.4(c) of this Agreement. The Corporation (or its Affiliate or agent, as applicable) shall thereafter within five (5) Business Days deposit the Taxes withheld, if any, with the appropriate taxing authority for credit against Taxes due from the Shareholder and provide to the Shareholder evidence satisfactory to the Shareholder of such deposit. The Corporation shall use commercially reasonable efforts to provide an Exchanging Member with any information and other assistance reasonably requested by the Exchanging Member to enable such Exchanging Member to file or complete his tax returns, or secure any exemptions, reductions or refunds of Taxes relating to the Put Exchange.

(d) Notwithstanding anything to the contrary contained in this Agreement, if, in connection with an Exchange in accordance with SECTION 2.2 of this Agreement, a filing is required under the HSR Act, then the Exchange Date with respect to all Exchanged Shares which would be exchanged into Class A Ordinary Shares resulting from such Exchange shall be delayed until the earlier of (i) such time as the required filing under the HSR Act has been made and the waiting period applicable to such Exchange under the HSR Act shall have expired or been terminated or (ii) such filing is no longer required, at which time such Exchange shall automatically occur without any further action by the holders of any such Exchanged Shares. Each of the Shareholders and the Corporation agree to promptly take all actions required to make such filing under the HSR Act and the filing fee for such filing shall be paid by the Corporation.

SECTION 2.3 Exchange Payment.

(a) The Exchange shall be consummated on the Exchange Date.

(b) On the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date), (i) the Corporation shall deliver to the Exchanging Member the Stock Exchange Payment or Cash Exchange Payment, as applicable, with respect to any Exchanged Shares and (ii) the Exchanging Member shall transfer the Exchanged Shares to the Corporation, free and clear of all liens and encumbrances.

SECTION 2.4 Expenses; Restrictions; Withholding.

(a) The Corporation shall bear all expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated.

(b) For the avoidance of doubt, and notwithstanding anything to the contrary herein, the Corporation and/or a Shareholder shall not be entitled to effect an Exchange to the extent such Exchange would be prohibited by Law.

(c) Notwithstanding any other provision in this Agreement to the contrary, the Corporation, AARK, and Aeries and any of their respective agents, Affiliates and Subsidiaries shall have the right to deduct and withhold Taxes from any Stock Exchange Payment or Cash Exchange Payment to be made pursuant to this Agreement (including by withholding Class A Ordinary Shares otherwise deliverable under this Agreement with a fair market value as determined by the Corporation in accordance with applicable Law) if such withholding is required by Law in the opinion of the Corporation based on an opinion of, or advice from, Deloitte Haskins and Sells LLP or such other Big Four Accounting Firm selected by the Corporation that is reasonably determined to be acceptable to the relevant Shareholder, and the Corporation and the relevant Big Four Accounting Firm shall be provided with any necessary Tax forms establishing an exemption or reduction from such withholding Taxes as provided under applicable Law; provided, that the Corporation may, in its sole discretion, allow the party to which such Tax withholding would otherwise apply to pay such Taxes owed on an Exchange for Class A Ordinary Shares in cash in lieu of withholding or deducting such Taxes. To the extent that any of the aforementioned withholding Tax amounts are so withheld and paid to the appropriate Tax authorities, such amounts that are withheld and paid to the appropriate Tax authorities, shall be treated for all purposes of this Agreement as having been delivered and paid to the Exchanging Member in respect of which such deduction and withholding was made.

(d) In the event that any Shareholder is unable to undertake the Exchange due to any restrictions under applicable Law or due to non-receipt of approvals from any regulatory authorities, the parties shall use their reasonable best efforts, within the requirements of applicable Law, to discuss and mutually agree to any Tax efficient mechanism or structure which shall provide the same economic or financial benefit to the Shareholder, assuming that there was no restriction under applicable Law or if appropriate consents were received from the relevant regulatory bodies. The parties shall provide all assistance, information and documents as may be required for any party in order to apply for and/or procure any consents or approvals from any regulatory authorities.

SECTION 2.5 Adjustment. The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any share split, share distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse share split, reclassification, reorganization, recapitalization or otherwise) of the Sub Shares that is not accompanied by an identical subdivision or combination of the Class A Ordinary Shares or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Ordinary Shares that is not accompanied by an identical subdivision or combination of the Sub Shares. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Ordinary Shares are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Member shall be entitled to receive the amount of such security, securities or other property that such Exchanging Member would have received if such Exchange had occurred immediately prior to the effective time of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Sub Share.

SECTION 2.6 Class A Ordinary Shares to be Issued.

(a) The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of issuance upon an Exchange, such number of Class A Ordinary Shares as may be deliverable upon any such Exchange. The Corporation shall at all times ensure that all Class A Ordinary Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(b) The Corporation and Subs shall at all times ensure that the execution and delivery of this Agreement by each of the Corporation and Subs and the consummation by each of the Corporation and Subs of the transactions contemplated hereby (including without limitation, the issuance of the Class A Ordinary Shares) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of the Corporation and Subs, including, but not limited to, all actions necessary to ensure that the acquisition of Class A Ordinary Shares pursuant to the transactions contemplated hereby, to the fullest extent of the Corporation’s board of directors’ power and authority and to the extent permitted by Law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover Laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

(c) At the request of an Exchanging Member the Corporation shall as soon as practicable file a registration statement to register for resale shares subject to an Exchange for registration under the Securities Act and applicable state securities Laws and take all steps necessary to cause such registrations. The Corporation shall also to the extent that a registration statement under the Securities Act is effective and available for Class A Ordinary Shares to be delivered with respect to any Exchange, deliver shares that have been registered under the Securities Act in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Shareholder requesting such Exchange, the Corporation shall use its reasonable best efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Corporation shall list the Class A Ordinary Shares required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Ordinary Shares may be listed or traded at the time of such delivery.

SECTION 2.7 Corporation Offer or Change of Control.

(a) In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Ordinary Shares (a “Corporation Offer”) is proposed by the Corporation or is proposed to the Corporation or its shareholders or is otherwise effected or to be effected with the consent or approval of the Corporation, or will undergo a Change of Control, the Shareholders shall be permitted to deliver an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such

Corporation Offer or Change of Control (and, for the avoidance of doubt, shall be contingent upon such Corporation Offer or Change of Control and not be effective if such Corporation Offer or Change of Control is not consummated)). In the case of a Corporation Offer proposed by the Corporation, the Corporation will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Shareholders to participate in such Corporation Offer to the same extent or on an economically equivalent basis as the holders of Class A Ordinary Shares without discrimination.

(b) The Corporation shall send written notice to the Shareholders at least 30 days prior to the closing of the transactions contemplated by the Corporation Offer or the Change of Control date notifying them of their rights pursuant to this SECTION 2.7, and setting forth, in the case of a Corporation Offer, (i) a copy of the written proposal or agreement pursuant to which the Corporation Offer will be effected, (ii) the consideration payable in connection therewith, (iii) the terms and conditions of transfer and payment and (iv) the date and location of and procedures for selling Sub Shares, or in the case of a Change of Control, (A) a description of the event constituting the Change of Control, (B) the date of the Change of Control, and (C) a copy of any written proposals or agreement relating thereto. In the event that the information set forth in such notice changes from that set forth in the initial notice, a subsequent notice shall be delivered by the Corporation no less than seven days prior to the closing of the Corporation Offer or date of the Change of Control.

ARTICLE III

SECTION 3.1 Additional Shareholders. To the extent a Shareholder validly transfers any or all of such Shareholders’ Sub Shares to a Qualified Transferee in accordance with, and not in contravention of, the Corporation Governing Documents, the Sub Governing Documents or any other agreement or agreements with the Corporation or any of its subsidiaries, including the Subs, to which a transferring Shareholder may be party, then such Qualified Transferee shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Qualified Transferee shall become a Shareholder hereunder.

SECTION 3.2 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this SECTION 3.2):

(a)	If to the Corporation, to:

Aeries Technology, Inc.

Paville House, 5th Floor

Twin Towers Lane, Prabhadevi, Mumbai

Maharashtra, India. Pin – 400025

Attention: Sudhir Panikassery

E-mail: sudhir@aeriestechnology.com

(b)	If to Aeries, to:

Aeries Technology Group Business Accelerators Private Limited

Paville House, 5th Floor

Twin Towers Lane, Prabhadevi, Mumbai

Maharashtra, India. Pin – 400025

Attention: Sudhir Panikassery

E-mail: sudhir@aeriestechnology.com

(c)	If to AARK, to:

Aark Singapore Pte. Ltd.

#11-00, Wisma Atria

435 Orchard Road,

Singapore—238877

Attention: Chairman

Email: chairman@aarksingapore.com

(d)	If to any Shareholder, to the address or other contact information set forth in the records of either Sub from time to time.

SECTION 3.3 Further Action. Each party hereto agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

SECTION 3.4 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Shareholder only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party hereto may assign its rights hereunder except as herein expressly permitted.

SECTION 3.5 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Authority, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect; provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

SECTION 3.6 Amendment. The terms and provisions of this Agreement may only be waived, modified or amended by a written agreement by all parties hereto.

SECTION 3.7 Waiver. No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

SECTION 3.8 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any Action based upon, arising out of or related to this Agreement must be brought in the federal and state courts sitting in New York County, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this SECTION 3.8.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 3.9 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

SECTION 3.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that such parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity, without the necessity of posting a bond or other security or the burden of proving actual damages.

SECTION 3.11 Independent Nature of Shareholders’ Rights and Obligations. The obligations of each Shareholder hereunder are several and not joint with the obligations of any other Shareholder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder hereunder. The decision of each Shareholder to enter into this Agreement has been made by such Shareholder independently of any other Shareholder. Nothing contained herein, and no action taken by any Shareholder pursuant hereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. The Corporation acknowledges that the Shareholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

SECTION 3.12 Applicable Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws except (i) Sections 5-1401 and 5-1402 of the New York General Obligations Law and (ii) to the extent that certain matters are preempted by federal Law or are governed as a matter of controlling Law by the Law of the jurisdiction of organization of the respective parties, including the Laws of India, Singapore and the Cayman Islands.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Aeries Technology, Inc.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Aeries Technology Group Business Accelerators Private Limited

By:
Name:
Title:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Aark Singapore Pte. Ltd.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

[Shareholder]

By:
Name:
Title:

[Signature Page to Exchange Agreement]

EXHIBIT A-1

CALL NOTICE

[_______]

Reference is hereby made to the Exchange Agreement, dated as of [•], 2023 (as amended from time to time, the “Exchange Agreement”), by and among Aeries Technology Group Business Accelerators Private Limited, an Indian private company limited by shares, with company registration number U74999MH2014PTC257474, Aeries Technology, Inc., a Cayman Islands exempted company limited by shares (“Corporation”), Aark Singapore Pte. Ltd., a Singapore private company limited by shares, with company registration number 200602001D, and the Shareholders from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The Corporation hereby irrevocable gives notice to the Holder specified below of the exercise of its option to purchase the number of Sub Shares as set forth below in Exchange for Class A Ordinary Shares or the Cash Exchange Payment, as applicable, as set forth in the Exchange Agreement.

Legal Name of Holder: ____________________________________________________

Number of Sub Shares to be Exchanged: ________________________________________

Form of Exchange: __________________________________________________________

The undersigned hereby represents and warrants that (a) the undersigned has full legal capacity to execute and deliver this Call Notice and to perform the undersigned’s obligations hereunder; (b) this Call Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and the availability of equitable remedies; and (c) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Sub Shares subject to this Call Notice is required to be obtained by the undersigned for the transfer of such Sub Shares to the Corporation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Call Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Aeries Technology, Inc.

By:
Name:
Title:
Dated:

[Signature Page to Call Notice]

EXHIBIT A-2

EXCHANGE NOTICE

Aeries Technology, Inc.

[_______]

Attention: Board of Directors for the Corporation

Reference is hereby made to the Exchange Agreement, dated as of [•], 2023 (as amended from time to time, the “Exchange Agreement”), by and among Aeries Technology Group Business Accelerators Private Limited, an Indian private company limited by shares, with company registration number U74999MH2014PTC257474, Aeries Technology, Inc., a Cayman Islands exempted company limited by shares (“Corporation”), Aark Singapore Pte. Ltd., a Singapore private company limited by shares, with company registration number 200602001D, and the Shareholders from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder hereby transfers the number of Sub Shares in Exchange for Class A Ordinary Shares to be issued in its name as set forth below, or the Cash Exchange Payment, as applicable, as set forth in the Exchange Agreement.

Legal Name of Holder: ____________________________________________________

Address: ________________________________________________________________

Number of Sub Shares to be Exchanged: ________________________________________

Form of Exchange: __________________________________________________________

Brokerage Account/Bank Account Details: ________________________________________

The undersigned hereby represents and warrants that (a) the undersigned has full legal capacity to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (b) this Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and the availability of equitable remedies; (c) the Sub Shares subject to this Exchange Notice are being transferred to the Corporation, free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (d) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Sub Shares subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of such Sub Shares to the Corporation.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Corporation the Sub Shares subject to this Exchange Notice and to deliver to the undersigned the Stock Exchange Payment or Cash Exchange Payment, as applicable, to be delivered in exchange therefor.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:
Dated:

[Signature Page to Exchange Notice]

EXHIBIT B

JOINDER

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [•], 2023 (as amended from time to time, the “Exchange Agreement”), among Aeries Technology, Inc., a Cayman Islands exempted company limited by shares (together with any successor thereto, the “Corporation”), Aeries Technology Group Business Accelerators Private Limited, an Indian private company limited by shares, with company registration number U74999MH2014PTC257474, Aark Singapore Pte. Ltd., a Singapore private company limited by shares, with company registration number 200602001D, and each of the Shareholders from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired Sub Shares in Aeries Technology Group Business Accelerators Private Limited and/or Aark Singapore Pte. Ltd.. By signing and returning this Joinder Agreement to the Corporation, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Shareholder contained in the Exchange Agreement, with all attendant rights, duties and obligations of a Shareholder thereunder. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Corporation and by Aeries Technology Group Business Accelerators Private Limited and/or Aark Singapore Pte. Ltd., as applicable, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices

Attention:

With copies to:

EXHIBIT C

EXERCISE CONDITIONS

The satisfaction of:

(a)	The following condition:

(i)	Approval from Reserve Bank of India and any other regulatory approvals, if required; and

(b)	at least two of the following conditions:

(i)	Consolidated twelve month EBITDA of all operating entities in which Corporation has direct or indirect shareholding achieves at least USD 6 million;

(ii)	Consolidated twelve month revenue of all entities in which Corporation has a direct or indirect shareholding achieves at least USD 60 million;

(iii)	Minimum trading volume of Corporation (26 weeks average volume will be considered as the benchmark) of 60,000 shares;

(iv)	Achievement of post transaction trading price of at least USD 10.00 for 10 or more trading days in a 20 day period;

(v)	Raising of funding of at least USD 10 million at Corporation level or its Subsidiary(ies); or

(vi)	Acquisition of one other business/company by Corporation or one of its subsidiary(ies) with a value of at least $5 million.